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                                                       Wells Fargo Insurance
                                                       Services Northeast, Inc.

May 10, 2010

Barry Ipp
Larch Lane Advisors LLC
800 Westchester Aye, S-618
Rye Brook, NY 10573

Re:  Funds Limits Analysis

Dear Barry,

As requested by you, I have reviewed the Fidelity Bond limit requirements as prescribed in Rule 17g-1 for the 6 Funds insured under Bond # 81906702. This limits analysis is based upon the total asset value of each fund, as noted below, which was provided by Larch Lane Advisors. If the assets of any of the funds exceed this value, you will need to increase the bond limit accordingly.

The results of the analysis are as follows:

Fund                                                AUM          Required Limit

Old Mutual Absolute Return Fund, L.L.C.             $35M          $300,000
Old Mutual Absolute Return Master Fund, L.L.C.      $50M          $350,000
Old Mutual Absolute Return Institutional
       Fund, L.L.C.                                 $15M          $200,000

Old Mutual Emerging Managers Fund, L.L.C.           $35M          $300,000
Old Mutual Emerging Managers Master Fund, L.L.C.    $50M          $350,000
Old Mutual Emerging Managers Institutional Fund,
        L.L.C.                                      $15M          $200,000

Total Required Limit-6 Funds based on AUM noted above           $1,700,000

As you are aware, the limit under the current bond is $1,800,000. Therefore, according to these calculations, the bond amount is sufficient to meet requirements of Rule 17g-1.

I recommend you review this calculation and advise us if there are any changes to the asset value in the event you need to increase the bond.

Sincerely,

/s/ Barbara Gubitose
----------------------------
Barbara Gubitose
Senior Vice President

Cc: K. Armata, OMUSH